Exhibit 99.1

CONTACTS: SOLERA NATIONAL BANCORP, INC. ROBERT J. FENTON, EVP & CFO (303) 202-0933
News Release

Doug Crichfield Retires as President and CEO of Solera National Bancorp;
Ray L. Nash Named Interim President and CEO

LAKEWOOD, CO - July 30, 2013 -- Solera National Bancorp, Inc. (OTCQB: SLRK), the holding company for Solera National Bank, today announced that Douglas Crichfield has retired as President and Chief Executive Officer. Ray L. Nash, who has served on the board since its inception, has been named interim President and CEO until a new person is hired.
“Doug has ably led Solera though a very difficult economic period,” said Ronald E. Montoya, Chairman. “We can understand Doug's desire to take life easier now that Solera is on solid footing.” Crichfield was named President and CEO in the fall of 2008 when the bank had less than $55 million in assets; it now has over $170 million. “Among his many accomplishments, Doug led the recent addition of Residential Mortgage of Colorado to our bank, improving our profitability and adding a significant business segment to our franchise.
“We had a great quarter, in fact our best ever, and are well positioned for growth in our core banking business and our new mortgage business,” Montoya added. “The Board will immediately begin searching for a successor President and CEO.”
“It has been a pleasure working with the team at Solera. I am proud of having successfully taken this bank through an extremely difficult economic period, positioned it for significant growth and delivered record quarterly earnings,” said Crichfield.
Nash, who is 61, was Chief Financial Officer at Vectra Banking from 1989 until 1998 when it was acquired by Zions Bancorporation. Nash continued to work at Vectra until 2000. While with Vectra he participated in all aspects of the bank's strategic planning and managed several stock offerings. Prior to Vectra, he was Controller of the WestAmerica Mortgage Company.
About Solera National Bancorp, Inc.
Solera National Bancorp, Inc. was incorporated in 2006 to organize and serve as the holding company for Solera National Bank which opened for business on September 10, 2007. Solera National Bank is a high-touch, high-tech community bank with a specialized focus on serving and supporting small to medium-sized businesses, minorities, particularly the Hispanic market, professionals, non-profits and markets who share an interest in working together through mutual respect and inclusiveness to grow the Colorado economy. It prides itself in delivering personalized customer service - one individual, one business, one community at a time. For more information, visit http://www.solerabank.com.
Cautions Concerning Forward-Looking Statements This press release contains statements that may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The statements contained in this release, which are not historical facts and that relate to future plans or projected results of Solera National Bancorp, Inc. (“Company”) and its wholly-owned subsidiary, Solera National Bank (“Bank”), are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These risks and uncertainties can include the risks associated with the ability to grow the Bank and the services it provides, the ability to successfully integrate new business lines and expand into new markets, competition in the marketplace, general economic conditions and many other risks described in the Company's Securities and Exchange Commission filings. The most significant of these uncertainties are described in our Annual Report on Form 10-K and Quarterly reports on Form 10-Q all of which any reader of this release is encouraged to study (including all amendments to those reports) and exhibits to those reports, and include (but are not limited to) the following: the Company has a limited operating history upon which to base an estimate of its future financial performance; general economic conditions may be less favorable than expected, causing an adverse impact on our financial performance; and the Company is subject to extensive regulatory oversight, which could restrain its growth and profitability. We undertake no obligation to update or revise any forward-looking statement. Readers of this release are cautioned not to put undue reliance on forward-looking statements.

Note: Transmitted on Globenewswire on July 30, 2013 at 6:30 a.m M. T.